Exhibit 99.1

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B. Riley Securities Provides Post-Carve Out Business Update and Financial Highlights

ARLINGTON, VA, August 7, 2025 – B. Riley Securities Holdings, Inc. (“B. Riley Securities,” “BRS” or the “Company”), a leading middle market investment bank, today provided a business update and certain preliminary financial results for its first full quarter since the previously announced carve-out transaction from B. Riley Financial, Inc. (Nasdaq: RILY) (“BRF”) in March 2025.

Management Commentary

“It’s been a busy summer at B. Riley Securities, and we’re pleased to share a business update including the results of our first full quarter following our carve-out from BRF,” said Jimmy Baker, Co-CEO and Head of Capital Markets. “As most indices reached new highs, client activity increased significantly during the quarter, driving sequential improvements in both Institutional Brokerage commissions and Investment Banking revenue. We executed and advised on a diverse range of financing needs, meeting clients’ emerging priorities including crypto treasury implementation and advancing AI adoption. Over the past year, we’ve helped clients raise over $8 billion to support AI-driven investments – a trend that remained a key driver of activity throughout the second quarter. Building upon the convertibles practice we established last year, we’ve expanded our variable rate transaction capabilities to offer our clients flexible, cost-effective financing, backed by our firm’s growing balance sheet. This progress, along with strong at-the-market issuance volume, has continued into the third quarter.”

“We’ve continued to strengthen our organization through key team additions and enhanced capabilities that position our firm to deliver increasing value to middle market clients throughout market cycles,” said Andy Moore, Chairman and Co-CEO. “We’ve added talent across the platform, including seven senior strategic hires who have reinforced leadership across key practice areas, expanded sector coverage and deepened domain expertise in areas such as Real Estate, Healthcare, Digital Assets, Consumer, TMT, FinTech, Renewables, and Industrials such as Aerospace & Defense. Our research-led franchise remains a foundational pillar and key differentiator of our business, demonstrated by the draw of several hundred companies and institutional investors that participated in our 25th Annual Investor Conference in May.”

“We have refocused on our strengths as a mid-market merchant bank, stabilized and strengthened key teams, and begun to recapture meaningful momentum in our core business lines,” continued Mr. Baker. “After a challenging Q1 marked by several revenue headwinds, we’ve since executed our carve-out and delivered month-over-month improvement throughout Q2 and into the early part of Q3. It’s deeply rewarding to see our clients and teammates realize the benefits of our platform, and we are especially grateful for the continued support and dedication through our transition earlier this year. While we’ve only just completed our first quarter post-carve-out, we’re encouraged by the market’s response to our strategy, and we look forward to providing future updates to our stakeholders.”

Financial Highlights

Q2 2025 Preliminary Unaudited Financial Results
Total Revenue	$60.9 million
Adjusted Net Revenue	$51.5 million
GAAP Net Income	$12.5 million
Adjusted Net Income	$8.6 million

For the three-month period ended June 30, 2025, preliminary unaudited financial results reflect total revenue of approximately $60.9 million and adjusted net revenue of approximately $51.5 million. GAAP net income was approximately $12.5 million, while adjusted net income totaled approximately $8.6 million.

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The adjusted results presented above, including Adjusted Net Revenue and Adjusted Net Income, are non-GAAP metrics that BRS believes offer a clearer view of the firm’s underlying operating performance. A description of the adjustments made to arrive at non-GAAP figures is provided in the note regarding the use of non-GAAP financial measures in the Appendix of this press release.

Revenue and net income may vary from period to period based on the number, size, and timing of completed transactions, among other factors. Accordingly, these results may not be indicative of broader business momentum or longer-term performance.

Operational & Strategic Update

●	Debt-Free Balance Sheet: As of June 30, 2025, cash and securities totaled $94.5 million. BRS continues to operate with no outstanding debt.

●	Enhanced Governance: BRS took additional steps during the quarter to further strengthen its governance framework. The Board of Directors comprises five members: Andy Moore as Chairman, Jimmy Baker, Ryan Greenawalt, Steve Haggerty, and Dan Shribman.

●	Capital Management and Alignment: In light of the firm’s quarterly performance and outlook, the BRS Board has approved the payment of a common stock dividend of approximately $0.22 per common share, or approximately $4.1 million in the aggregate. While this does not represent the establishment of a recurring dividend program, BRS will continue to evaluate future returns of capital to shareholders in the context of available excess capital, business growth prospects and client capital needs.

About B. Riley Securities

BRS provides a full suite of investment banking and capital markets services to corporations, financial sponsors, and institutional investors across all industry verticals. Services include initial, secondary, and follow-on offerings, institutional private placements, merger and acquisition (M&A) advisory, SPACs, corporate restructuring, and liability management. Widely recognized for its thematic proprietary equity research, clients benefit from BRS' extensive network, industry expertise, and proven execution capabilities through its end-to-end financial services platform. For more information, visit www.brileysecurities.com.

Forward-Looking Statements

This release contains forward-looking statements subject to risks and uncertainties, including the Company’s ability to execute under its new structure, market conditions, and client transaction volumes. Results could differ materially from expectations. Please refer to risk disclosures in B. Riley Financial, Inc.’s SEC filings for detailed information.

Note Regarding Use of Non-GAAP Financial Measures

Certain information set forth herein, including adjusted net revenue and adjusted net income (loss), may be considered non-GAAP financial measures. B. Riley Securities believes this information is useful to investors because it provides a basis for measuring the operating performance of the Company's business and its revenues and cash flow, (i) excluding in the case of adjusted net revenue, trading gains (losses) on legacy investment positions (net of “regular way” fixed income trading revenue) and fair value adjustments on loans, and including Securities Lending interest expense and (ii) excluding in the case of adjusted net income, fair value adjustments, stock-based compensation, trading gains (losses) on legacy investment positions (net of “regular way” fixed income trading revenue), fair value adjustments on loans and other investment-related expenses, and including the estimated related tax expense or benefit on the aforementioned adjustments, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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B. RILEY SECURITIES HOLDINGS, INC.

Condensed Consolidated Balance Sheet as of June 30, 2025

(Preliminary, Unaudited)

(in thousands)

B. Riley Securities Holdings, Inc.

Assets
Cash and cash equivalents	$55,039
Receivables	42,421
Securities borrowed	72,319
Securities owned, at fair value	39,488
Operating lease right of use asset	6,533
Goodwill and intangibles	161,353
Property and equipment, net	1,597
Prepaid expenses and other assets	3,359
Total assets	$382,109

Liabilities
Securities loaned	$54,587
Financial instruments sold, not yet purchased, at fair value	12,347
Accrued compensation and benefits	25,605
Accounts payable and accrued expenses	24,783
Operating lease liabilities	8,336
Total liabilities	$125,658

Equity	$256,451

Total liabilities & equity	$382,109

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B. RILEY SECURITIES HOLDINGS, INC.

Condensed Consolidated Statements of Operations

Quarter Ended June 30, 2025

(Preliminary, Unaudited)

(in thousands)

B. Riley Securities Holdings, Inc.
Revenues
Investment banking	$32,346
Institutional brokerage	25,389
Interest	2,300
Other income	876
Total revenues	$60,911

Expenses
Compensation and benefits	$29,744
Interest	1,655
Other operating expenses	12,573
Total expenses	43,972

Operating net income	16,939
Other expense	11
Net income before income taxes	16,928

Income tax expense	4,407
Net income	$12,521

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B. RILEY SECURITIES HOLDINGS, INC.

Reconciliation of GAAP to Adjusted Q2 2025 Financial Results

(Preliminary, Unaudited)

(in thousands)

B. Riley Securities Holdings, Inc.
Reconciliation of GAAP to adjusted financials:

GAAP revenue	$60,911

Adjustments:
Legacy positions losses (gains) (1)	(7,768)
Committed equity facility gains (losses)	(11)
Total adjustments	(7,779)
Adjusted revenue	53,132

Securities lending interest expense	(1,655)
Adjusted net revenue	$51,477

Net income	$12,521

Adjustments:
Legacy positions losses (gains) (1)	(7,768)
Share based compensation	2,415
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	1,393
Adjusted net income	$8,561

1)	Legacy investment positions held at BRS that are not, following the carve-out, part of BRS’ go-forward strategy.

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